SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   June 3, 2002 (June 3, 2002)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                       00-29669                 84-1176494
-----------------------------    -----------------------     -------------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



          8100 South Akron, Suite 308
          Englewood, Colorado                                    80112
--------------------------------------------------------     -------------------
    (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM 5.  OTHER EVENTS


OPS-OnLine Power Supply, Inc. ("OPS"), announced today that Glenn M. Grunewald has been appointed OPS' new Chief Executive Officer.

Grunewald, 53, has more than 20 years of management and personnel experience in the manufacturing, electrical and industrial sectors. He most recently served as Executive Vice President and Chief Operating Officer of Hubbell Inc., a pioneer in the electrical equipment industry. He joined Hubbell as a sales representative in 1974 and was promoted through the ranks to hold executive-level responsibility for operations of Hubbell, a company with $1.4 billion in annual sales and 11,500 employees in the United States, Canada, Puerto Rico and the United Kingdom.

Grunewald succeeds Kris Budinger, who served as OPS' CEO from March 2000 through May 2002. Mr. Budinger has resigned as CEO, president and as a director of OPS effective today, June 3, 2002. Mr. Budinger served as president from July 29, 1996 through May 2002, and as a director since early 1995. Mr. Budinger has not resigned due to any disagreements with OPS.

Grunewald directed the operations of Hubbell's lighting, wiring systems, power systems, electrical products and industrial technology divisions. He has broad experience in making corporate financial presentations to stock market analysts and developed Hubbell's strategic business plan and restructuring plan.

Grunewald holds a Bachelor's Degree in business administration from Adelphi University and is a graduate of the Strategic Marketing Program at Harvard University.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         10.8     Employment Agreement - Glenn M. Grunewald




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ONLINE POWER SUPPLY, INC.


Dated: June 3, 2002                          By:     /s/    Glenn M. Grunewald
                                                  ------------------------------
                                                  GLENN M. GRUNEWALD,
                                                  Chief Executive Officer


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